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                        MANUFACTURING SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is effective November 27, 2000, by and between Celerity Systems, Inc., a Delaware corporation (hereinafter referred to as CUSTOMER) located at 122 Perimeter Park Drive, Knoxville, Tennessee 37922 and Nextek, Inc. (hereinafter referred to as NEXTEK) an Alabama Corporation, located at 201 Next Technology Drive, Madison, Alabama 35758, for the purchase and sale of various products (Product) as detailed in the CUSTOMER's purchase orders under the following teams and conditions:

1.0   TERM

      The term of this Agreement shall be for a period of not less than twelve
      (12) months from the effective date hereof; but shall automatically extend to include the term of any CUSTOMER purchase order.

2.0   PRICES AND DELIVERY

      Prices are as defined in NEXTEK quotations, and agreed to in writing by each CUSTOMER purchase order, and are based on the configuration specified in each purchase order by referencing the desired assembly drawing package revision. Pricing is valid for all deliveries occurring during the term of the respective purchase order, unless otherwise specified. Product ordering and delivery shall be in accordance with the schedule or method of releases by purchase orders. Unless otherwise specified, prices include NEXTEK designed packaging according to best commercial standards. All product shipments shall be F.O.B. Madison, Alabama and freight collect.

2.1   Schedule or Method of Purchase Order Releases

      CUSTOMER shall provide NEXTEK with an initial ninety (90) day firm purchase order commitment and a non-binding forecast for product requirements for an additional six (6) months. The next month, the first non-binding forecast month shall automatically become part of the current ninety (90) day purchase order commitment, a new non-binding forecast month shall be defined by the CUSTOMER in writing, and a new firm purchase order issued within five (5) working days, so that a rolling firm purchase order commitment of ninety (90) days is maintained. If material lead-times exceed the 90-day firm commitment the CUSTOMER shall provide specific purchase order coverage for long lead-time items if NEXTEK is to place orders for said material.

3.0   PAYMENT TERMS

      Payments for any Products, services or other costs to be paid by CUSTOMER hereunder are 2% ten (10), net thirty (30) days from the date of invoice. If CUSTOMER is late with payments, NEXTEK reserves the right to add interest to the invoice at the rate of 1.5% per month from maturity to date of payment.

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4.0   CHANGES

4.1 Product pricing shall remain firm for those quantities which the CUSTOMER has issued NEXTEK purchase order releases. The CUSTOMER may be responsible for certain additional charges constituting costs and expenses not contained in the quoted price, where the cause is due to CUSTOMER actions and falls into one of the following categories.

(a) Overtime charges and actual expenses incurred as a result of delays in the normal production or interruption in the work flow process where such delays or interruptions are caused by:

      (1) Engineering Changes in product specification pursuant to the provisions of Section 4.2;

      (2) Failure to provide sufficient quantities or a reasonable quality level of consigned materials where applicable to sustain the production schedule.

(b) Any inventory rendered excess and/or obsolete as a result of a CUSTOMER engineering, manufacturing, design, test, or other change that could not be consumed by other CUSTOMER orders within thirty (30) days, or could not be returned to suppliers; provided, however, such obsolete and/or excess inventory may be delivered to CUSTOMER by NEXTEK, F.O.B. shipping point, at CUSTOMER expense and risk upon request.

(c) Expenses incurred due to CUSTOMER engineering changes, manufacturing, design, test, or other change.

4.2 CUSTOMER may request, in writing, that NEXTEK incorporate an Engineering Change in the Product. Such request will include a description of the proposed change sufficient to permit NEXTEK to evaluate its feasibility. NEXTEK's evaluation shall be in writing and shall state the cost increase or decrease, if any, expected to be created by the Engineering Change, and its implementation date. If CUSTOMER requests NEXTEK in writing to incorporate an Engineering Change into the Product, the product specification and pricing schedule set forth in the affected CUSTOMER purchase order(s) will be amended as required within five (5) working days. NEXTEK shall not unreasonably refuse to incorporate CUSTOMER Engineering Changes in the Product when requested by the CUSTOMER.

4.3 NEXTEK may, as appropriate, during manufacture of product make suggestions for cost saving design changes. The parties shall share equally in any NEXTEK proposed design changes accepted by CUSTOMER which result in cost savings.

5.0   RESPONSIBILITY FOR EQUIPMENT PERFORMANCE

      Unless otherwise stated, CUSTOMER bears design responsibility for the subject product. NEXTEK bears responsibility for good workmanship and operational performance as it is affected by proper manufacture, procurement of materials and test compliant with specifications of the respective purchase order.

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6.0   ACCEPTANCE FOR TITLE TRANSFER

      Acceptance shall occur at NEXTEK's facility based upon satisfactory completion of a mutually agreeable Acceptance Test Procedure or Inspection designed to demonstrate specification compliance or at CUSTOMER's facility no later than fifteen (15) days after receipt. Product shall be deemed accepted if not rejected within this period. Risk of Loss shall pass to CUSTOMER upon delivery by NEXTEK to the carrier.

7.0   CUSTOMER FURNISHED EQUIPMENT, MATERIAL AND DOCUMENTATION

      Equipment, materials or documentation as outlined in the respective purchase order or as otherwise documented shall be provided by CUSTOMER to NEXTEK for use in the performance of this agreement. Any CUSTOMER furnished equipment, material, or documentation shall be fit for its intended purpose and delivered to NEXTEK in a timely manner. CUSTOMER shall be responsible for schedule delay, reasonable inventory carrying charges and allocated equipment downtime charges associated with late or non-delivery of CUSTOMER furnished items. Documentation, including, but not limited to, bills of material, drawings, artwork, program code, CAD and Gerber data shall be current and complete NEXTEK shall be responsible for reasonable diligence and care in the use and protection of any CUSTOMER furnished equipment, but shall not be liable for repair or replacement due to normal failure or wear and tear or maintenance costs unless agreed to in writing by NEXTEK.

8.0   ORDER OF PRECEDENCE

      When interpreting this Agreement precedence shall be given to the respective parts in the following descending order:

            (1)   This Agreement

            (2) If purchase orders are used to release product, those portions of the purchase order that are not pre-printed.

9.0   CONFIDENTIAL DATA

      All written information and data exchanged between the parties for the purpose of enabling NEXTEK to manufacture and deliver product under this Agreement that are marked "Confidential" or the equivalent shall be deemed Confidential Information. The party which receives such Confidential information agrees not to disclose it directly or indirectly to any third party without the prior written consent of the disclosing party. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of five (5) years after the disclosure thereof. No right or license either expressed or implied is granted to either party under any patent: patent application, or any other intellectual property right as a result of such disclosure.

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10    INDEMNITY

10.1 CUSTOMER agrees, at its expense, to defend and indemnify NEXTEK in any suit, claim or proceeding brought against NEXTEK alleging that any product or part hereof manufactured pursuant to this Agreement directly or indirectly infringes any patent, copyright, trademark or mask work provided CUSTOMER is promptly notified, given assistance required, and permitted to direct the defense.

10.2 CUSTOMER agrees, at its expense, to defend and indemnify NEXTEK in any suit, claim or proceeding brought against NEXTEK which alleges loss, damage, expense or injury, including without limitation total or partial product recalls, which arise from any failure to warn relating to the product or defect in design of CUSTOMER product, providing CUSTOMER is promptly notified, given the assistance required and permitted to direct the defense.

11.0  ASSIGNMENT

      Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld.

12.0  NOTICE

      Notice under any provision of this Agreement shall be deemed good and sufficient if sent by any method providing for return receipt to:

      Celerity Systems, Inc.            NEXTEK, Inc.
      Attn:  President                  Customer Service Representative
      122 Perimeter Park Drive          201 Next Technology Drive
      Knoxville TN  37922               Madison, AL  35858


13.0  TAXES AND DUTIES

13.1 All taxes or charges other than those based on net income imposed by any taxing authority upon the manufacture, sales, shipment or use of the product which NEXTEK is obligated to pay or collect, shall be added to the purchase price paid by the CUSTOMER.

13.2 Any cost increase of components due to the increase or addition of a duty, tariff or Fair Market Value by any government entity after the effective date of the respective CUSTOMER purchase order shall be added to the purchase price paid by the CUSTOMER.

14    WARRANTY AND DISCLAIMER

14.1  Unless otherwise agreed to is writing, NEXTEK's warranty period is for one
      (1) year from date of manufacture and such obligation shall be limited to correction of defects in NEXTEK workmanship. Additionally, NEXTEK shall pass all material warranties through to CUSTOMER. NEXTEK shall, at its option, repair and replace or issue a credit for product found defective during the warranty period. This warranty does not apply to (a) materials, consigned by CUSTOMER to NEXTEK; (b) defects resulting from CUSTOMER's design of the products; (c) Product that has been abused, damaged, altered or misused by any person or entity after title passes to CUSTOMER.

      NEXTEK MAKES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESSED, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND NEXTEK SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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14.2  NEXTEK shall concur in advance on all products to be returned for repair or rework. CUSTOMER must obtain a Returned Material Authorization (RMA) number from NEXTEK prior to return shipment. All returns will be processed in accordance with NEXTEK's RMA procedure. A handling charge may be assessed for invalid or no defect found returns.

14.3 Neither party shall be liable for consequential, special, indirect or incidental damages including loss of profits as a result of the breach of this Agreement.

15.0  FORCE MAJEURE

15.1 Neither party shall be responsible for any failure to perform due to unforeseen circumstances or causes beyond its control and without its fault or negligence. Example of such causes are acts of nature or of the public enemy, war, riot, embargoes, acts of civil or military authorities, fire, floods, unusually severe weather, accidents, strikes and shortages of transportation facilities, fuel, labor or materials.

15.2 If, however, NEXTEK fails to perform any of its obligations for reasons defined above, for a cumulative period of ninety (90) days or more from the date of NEXTEK's notification to CUSTOMER, then CUSTOMER at its option may extend the corresponding delivery period for the length of the delay, or cancel this Agreement for convenience in accordance with Paragraph 16.

16.0  CANCELLATION

      CUSTOMER may cancel this Agreement; any supplement thereto or purchase order, at any time, for any reason at its own convenience. In such case, CUSTOMER will be responsible for all reasonable cancellation charges. Cancellation charges shall include, but not be limited to, full price for completed product required to fill open CUSTOMER orders, charges related to material ordered to meet forecasts within component lead times, labor and materials relating to work-in-process, vendor cancellation and restocking charges (if any), and a reasonable profit not to exceed 20%. Excess material will be shipped to CUSTOMER upon receipt of payment. NEXTEK shall make available to CUSTOMER for its inspection, inventory, work-in-process, documents and other evidence bearing on the payment of the cancellation charges. The following specific terms shall apply to the cancellation of any order with relation to materials:

            a. Any materials purchased pursuant to CUSTOMER direction that are considered Non-Cancelable/Non-Returnable will be invoiced with markup at time of cancellation.

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            b.    The residual material resulting from the purchase of minimum reel quantities or minimum order quantities will be invoiced including markup at such time that no further requirements for the material are evident.

17.0  TERMINATION

      Either party may terminate this Agreement for default if other patty materially breaches this Agreement. However, no right of default shall accrue until thirty (30) days after the defaulting party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the thirty (30) day period after notice of material breach.

18.0  RESCHEDULING OF ORDERS

      CUSTOMER may reschedule all or part of a scheduled delivery one (1) time per twelve month period far a period not to exceed forty-five (45) days in accordance with the table below. At the end of this forty-five (45) day period, CUSTOMER shall either accept delivery of rescheduled finished units and/or pay the material cost associated with rescheduled units not yet built including material markup.

       Days Before P.O. Delivery Date          Percentage Reschedule Allowance

                    0-30                                      0%

                   31-60                                     25%

                   60-90                                     50%

      (greater than) 90                                     100%

18.1 NEXTEK shall use its best efforts to accommodate any upside schedule changes beyond the firm order periods. CUSTOMER will pay any expedite fees, express freight charges, and overtime associated with a requested expedite. NEXTEK will advise in advance in writing of these premium charges. NEXTEK will use due diligence to commit to premium charges on only those material items with component lead-times beyond the purchase order delivery date.

19.0  ENTIRE AGREEMENT

      As stated above, this Agreement and any other Agreement incorporated by reference, including the respective EXHIBITS to this Agreement, constitute the entire agreement of the parties, superseding all previous Agreements covering the subject matter, It shall not be changed or modified except by written Agreement, specifically amending, modifying and changing this Agreement, signed by NEXTEK and an authorized representative of the CUSTOMER. If CUSTOMER's purchase order is used to release product under this Agreement, any terms relating to CUSTOMER's purchase order shall not apply unless otherwise agreed to by NEXTEK.

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20.0  GOVERNING LAW

      This Agreement shall be constrained in accordance with and governed by the laws of the State of Alabama.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date on page one, by their officers, duly authorized.

      NEXTEK, INC.                         CUSTOMER

      BY: /s/ JAMES L. HARRIS              BY: /s/ KENNETH D. VAN METER
         ------------------------             -------------------------
                Signature                             Signature
      Typed Name James L. Harris           Kenneth D. Van Meter
                                           President and CEO
      Title VP Marketing, Sales &
      Customer Service

      November 21, 2000                    November 22, 2000

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